Prepared by and after recording		No intangibles tax due. Intangibles
return to: Lynn W. Strott, Esq. 715 St. Paul Street Baltimore, MD 21202		previously paid upon the recording of the Mortgage (defined below).
Project Name: Project Number:	Rockdale Healthcare Center 061-22058

ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT

THIS ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT (this “Agreement”) is made as of January
10, 2012, by and among FALLIGANT AVENUE ASSOCIATES, L.P., a Georgia limited partnership (“Original
Borrower”), G&E HC REIT II ROCKDALE SNF, LLC, a Delaware limited liability company (“New
Borrower”), and CAPITAL FUNDING, LLC, a Maryland limited liability company (“Lender”). The
SECRETARY OF HOUSING AND URBAN DEVELOPMENT (hereinafter referred to as “HUD” or the “Secretary”)
joins this Agreement for the purpose of acknowledging the transactions set forth herein and as a party to the Regulatory Agreement (as defined below) and for such other purposes as may be set forth herein.

R E C I T A L S:

A. On February 10, 2010 Greystone Servicing Corporation, Inc. (“Greystone”), predecessor in interest to Lender, made a loan (the “Loan”) in the original principal amount of Eight Million Two Hundred One Thousand Eight Hundred and 00/100 Dollars ($8,201,800.00) to Original Borrower. To evidence the Loan, Original Borrower executed and delivered to Greystone that certain Security Deed Note, dated as of July 1, 2010 (the “Note”), payable to the order of Greystone and endorsed and insured by HUD, bearing interest and being payable as therein provided. Greystone assigned the Note to Midland Loan Services, Inc., which assigned the Note to Lender.

B. Payment of the Note is secured by, among other things, that certain Security Deed dated as of February 10, 2010 and executed by Original Borrower for the benefit of Lender (the “Mortgage”). The Mortgage was recorded on February 10, 2010 at Book 4819, Page 293 of the records of the Records Division of the Clerk of Superior Court of Rockdale County, Georgia (the “Records”). The Mortgage encumbers that certain parcel of real property described on Exhibit A attached hereto and incorporated herein for all purposes, together with the improvements and fixtures located thereon (the “Project”).

C. Original Borrower is liable for the payment and performance of all of its obligations under the Note, the Mortgage, and all other documents evidencing, securing, guaranteeing or otherwise pertaining to the Loan (collectively, together with all of the other documents evidencing and securing the Loan, as the same are modified by this Agreement and any other agreement with Lender and HUD in connection with the Assumption (as defined below), are hereinafter referred to, collectively, as the “Loan Documents”). The Loan Documents include, without limitation, (a) that certain Security Agreement dated February 10, 2010 by and between Original Borrower, the current operator of the Project, and Greystone, as predecessor in interest to Lender (the “Security Agreement”) and (b) that certain Regulatory Agreement for Multifamily Housing Projects dated February 10, 2010 by and between Original Borrower and the Secretary and recorded on February 10, 2010 at Book 4819, Page 299 of the Records (the “Regulatory Agreement”).

D. Original Borrower desires to sell, convey and transfer all of its interest in and to the Project to New Borrower, and New Borrower desires to lease the Project to Warsaw Road, L.P., a Georgia limited partnership and an affiliate of Original Borrower (“Master Tenant”), pursuant to a master lease (the “New Master Lease”) by and among New Borrower and certain of its affiliates, as landlord, and Master Tenant, as tenant (the “Transfer”), subject to New Borrower’s express assumption as provided hereinafter of all of Original Borrower’s obligations under the Note and the other Loan Documents arising after the date hereof (the “Assumption”), and Original Borrower and New Borrower have requested Lender and HUD’s consent to the Transfer and Assumption.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Borrower, New Borrower and Lender hereby agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement.

2. Assumption by New Borrower. New Borrower hereby assumes all of the payment and performance obligations of Original Borrower under the Loan Documents accruing or arising after the date hereof in accordance with their respective terms and conditions as the same may be expressly modified by this Agreement, including without limitation, payment of all sums due and payable under the Note, subject, however, to any limitations set forth in the Loan Documents with respect to recourse against the Original Borrower in the event of a default.

3. Reaffirmation by Original Borrower. Original Borrower hereby reaffirms, ratifies and confirms its payment and performance obligations under the Loan Documents and confirms that it will remain liable for all payment and performance obligations arising under the Loan Documents on or prior to the date hereof.

4. Certifications of Original Borrower and Lender. Original Borrower and Lender hereby certify, individually, and not jointly, to New Borrower that:

(a) As of the date hereof, the principal balance due under the Note is $8,044,491.16 and the monthly principal and interest due and payable under the Note is $42,710.30.

(b) Subject to this Section 4 below and to Lender’s knowledge, there are no other penalties, fees, interest or other charges accruing under the Loan.

(c) As of the date hereof, the following impounds, reserves and escrows are being held by or behalf of Lender and/or HUD in connection with the Loan:

(1) (2) (3)	Taxes and Insurance: Repair Reserve: Replacement Reserve:	$65,582.78 $0.00 $407,686.63

(d) To Original Borrower’s knowledge, there are no defaults, events of defaults, or events or conditions that have occurred which after the passage of time or giving of notice will constitute a default or an event of default under the Loan Documents. To Lender’s knowledge, no monetary defaults or events of default exist under the Loan Documents, and Lender has not delivered notice to Original Borrower of any defaults, events of defaults, or events or conditions that have occurred which after the passage of time or giving of notice will constitute a default or an event of default under the Loan Documents.

5. Representations and Warranties of New Borrower. New Borrower represents and warrants to Original Borrower, Lender and HUD that:

(a) New Borrower is a limited liability company, duly organized and validly existing under the laws of the State of Delaware, has all necessary licenses, authorizations, registrations and approvals, and full power and authority to enter into this Agreement and to own and lease the Project.

(b) This Agreement constitutes the legal, valid and binding agreement of New Borrower, enforceable against New Borrower in accordance with its terms, subject only to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and (ii) general principles of equity.

6. Representations and Warranties of Original Borrower. Original Borrower represents and warrants to New Borrower, Lender and HUD that:

(a) Original Borrower is a limited partnership, duly organized and validly existing under the laws of the State of Georgia, has all necessary licenses, authorizations, registrations and approvals, and full power and authority to enter into this Agreement.

(b) This Agreement constitutes the legal, valid and binding agreements of Original Borrower, enforceable against Original Borrower in accordance with its terms, subject only to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and (ii) general principles of equity.

(c) There are no subordinate liens of any kind covering or relating to the Project, nor are there any mechanics liens or liens for unpaid taxes or assessments encumbering the Project, nor has notice of a lien or notice of intent to file a lien been received.

7. Release of Original Borrower. Effective as of the recordation of this Agreement, Original Borrower is released by Lender and HUD from its obligations as set forth in the Loan Documents arising after the date of hereof, except for recourse obligations for which it expressly has personal liability under the Note and other Loan Documents (“Recourse Obligations”), if any, to the extent such Recourse Obligations arise out of acts or events occurring or obligations arising prior to or on the date hereof. Nothing in this Agreement shall waive, compromise, impair or prejudice any right that the Lender or the Secretary might have to seek judicial, administrative or other recourse for any breach of the Loan Documents that may have occurred or accrued prior to or may occur subsequent to the date of this Agreement.

8. No Impairment of Liens. The Project is and shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage and other Loan Documents and/or the conveyance of title contained in the Loan Documents. Nothing in this Agreement shall affect or be construed to affect (a) the warranty of title in the Mortgage or (b) the lien, charge or encumbrance of the Mortgage or other Loan Documents or the priority thereof over all other liens, charges, encumbrances or conveyances, or (c) release or affect the liability of any party or parties under or on account of the Loan Documents, except to the extent Original Borrower is expressly released under Section 7 of this Agreement. Nothing in this Agreement shall affect or be construed to affect any other security or instrument, if any, held by Lender in connection with or to evidence the Loan.

9. Consent to Transfer and Assumption. Lender and the Secretary hereby consent to the Transfer and Assumption and agree that such Transfer and Assumption shall not constitute a default under the Mortgage or any of the other Loan Documents. However, neither Lender nor the Secretary waives any other default, whether now in existence or occurring hereafter, whether known or unknown. This waiver applies only to this particular Transfer and not to any future transfer or sale. New Borrower and Original Borrower agree that they will not sell or attempt to sell or transfer or otherwise dispose of the Project without the written consent of Lender and Secretary, their respective successors or assigns, except for the sale and leaseback referred to herein.

10. Amendments to Loan Documents. The Loan Documents are hereby modified and amended (and no further amendment document shall be required) to reflect the Transfer and Assumption provided for herein. In furtherance of the foregoing, the Loan Documents are hereby amended effective as of the date hereof as follows:

(a) The term “Owners” as used in the Regulatory Agreement and any of the other Loan Documents means New Borrower and its successors, heirs and assigns.

(b) The address of New Borrower is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705, Attention: President and Chief Operating Officer.

(c) Paragraph 6(e)(1) of the Regulatory Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(1) All distributions shall be made only as of and after the end of a quarterly, semiannual or annual fiscal period, and only as permitted by the law of the applicable jurisdiction.”

(d) The Rider to the Regulatory Agreement is hereby deleted in its entirety and replaced with the LEAN Rider to Regulatory Agreement for Multifamily Housing Projects attached hereto as Exhibit B.

(e) All references in the Loan Documents to the operating lease shall be hereby amended to mean and refer to, as applicable, the Master Lease and the sublease by and between Master Tenant and the current operator of the Project.

11. Reaffirmation. Except as expressly modified by this Agreement, the terms and conditions of the Loan Documents remain unchanged and are reaffirmed, ratified and confirmed by all of the parties hereto, and remain in full force and effect. New Borrower acknowledges that, as of the date hereof and subject to the terms hereof, it has no defenses, rights of set off or counterclaims of any type to the Loan or the Loan Documents.

12. Indemnification.

(a) Notwithstanding any language to the contrary in this Agreement or in the other Loan Documents, Original Borrower hereby reaffirms to New Borrower and its affiliates any and all indemnity obligations by Original Borrower, Master Tenant or any of their affiliates arising in favor of New Borrower or its affiliates in connection with the Transfer and the Assumption and Original Borrower, HUD and Lender hereby acknowledge and agree that this Agreement shall not be deemed a waiver of any such additional indemnity obligations.

(b) Nothing in this Section 12 shall be construed to constitute a waiver by any party of the right to enforce the provisions of this Agreement in accordance with its terms.

13. No Satisfaction or Release of Loan Documents. All parties to this Agreement specifically confirm and agree that nothing in this Agreement shall be understood or construed to amount to a satisfaction or release in whole or in part of any of the Loan Documents or of the Project.

14. No Waiver. Except as expressly provided herein, the execution of this Agreement by the Lender and Secretary does not and shall not constitute a waiver of any rights or remedies to which Lender and Secretary is entitled pursuant to the Loan Documents, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents.

15. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

16. Severability of Provisions. If any one or more of the provisions contained in this Agreement are for any reason invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

17. Governing Law. The terms and conditions of this Agreement shall be governed by the applicable internal laws of the State where the Project is located, without regard to the principles of conflict of laws.

18. Interpretation of Agreement. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

19. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the assumption of the Loan and fully supersedes all prior agreements and understanding between the parties pertaining to such subject matter.

20. Binding Provisions. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

21. Equal Opportunity in Housing. New Borrower agrees that it shall fully comply with the provisions of (1) any laws prohibiting discrimination in housing on the basis of race, color, creed or national origin; and (2) with the Regulations of the Department of Housing and Urban Development providing for nondiscrimination and equal opportunity in housing. New Borrower understands and agrees that New Borrower’s failure or refusal to comply with any such provisions shall be a proper basis for the Secretary to take any corrective action he may deem necessary, including, but not limited to, the rejection of future applications for FHA mortgage insurance and the refusal to enter into future contracts of any kind with which New Borrower is identified; and further, the Secretary shall have a similar right to corrective action (1) with respect to any individuals who are officers, directors, principal stockholders, trustees, manager, partners or associates of New Borrower and (2) with respect to any corporation or any other type of business association or organization with which the officers, directors, principal stockholders, trustees, manager, partners, or associates of New Borrower may be identified.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.

Signed, sealed and delivered in the	LENDER:
presence of: /s/ Michael Burchell Unofficial Witness Printed Name: Michael Burchell, Director /s/ Krista M. Boblitz Notary Public Printed Name: Krista M. Boblitz	— CAPITAL FUNDING, LLC, a Maryland limited liability company By: /s/ Kelly M. Sparwasser — Name: Kelly M. Sparwasser — Title: Assistant Vice President

My Commission Expires: 7/20/15

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Signed, sealed and delivered in	ORIGINAL BORROWER:
the presence of: /s/ Philip M. Rees Unofficial Witness Printed Name: Philip M. Rees /s/ Janet C. Guy	— FALLIGANT AVENUE ASSOCIATES, L.P., a Georgia limited partnership By: /s/ James J. Andrews — James J. Andrews, President

Notary Public Printed Name: Janet C. Guy

My Commission Expires: 4/1/14

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Signed, sealed and delivered in the	NEW BORROWER:
presence of: /s/ Jennifer Hsieh Unofficial Witness Printed Name: Jennifer Hsieh Unofficial Witness /s/ Paul S. Baker	— G&E HC REIT II ROCKDALE SNF, LLC, a Delaware limited liability company By: /s/ Danny Prosky — Danny Prosky, Authorized Signatory

Printed Name: Paul S. Baker

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Notary Public Printed Name:
My Commission Expires:
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IN WITNESS WHEREOF, the Secretary joins in this Agreement for the purposes of acknowledging the transactions set forth herein and as a party to the Regulatory Agreement and for such other purposes as may be set forth herein.

Signed, sealed and delivered in the presence of: /s/ Linda J. Monger	SECRETARY OF HOUSING AND URBAN DEVELOPMENT By: /s/ Roger A. Lewis

Unofficial Witness Printed Name: Linda J. Monger /s/ Markham W. Stickney Notary Public Printed Name: Markham W. Stickney	Roger A. Lewis, Authorized Agent Office of Residential Care Facilities National Director Sec 232 Development Office Healthcare Programs

My Commission Expires: 4/19/15

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EXHIBIT A
TO
ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT

Legal Description

EXHIBIT B
TO
ASSUMPTION, MODIFICATION AND RELEASE AGREEMENT

LEAN RIDER
See attached.

LEAN Rider
to Regulatory Agreement for
Multifamily Housing Projects

This Rider is attached to and made a part of that certain Regulatory Agreement for Multifamily Housing Projects dated February 10, 2010 by and between Falligant Avenue Associates, L.P., a Georgia limited partnership (“Original Borrower”), and the Secretary of Housing and Urban Development (the “Secretary”) with respect to Rockdale Healthcare Center, FHA Project No. 061-22058, as amended by that certain Assumption, Modification and Release Agreement by and among G&E HC REIT II Rockdale SNF, LLC, a Delaware limited liability company (“Owners”), Original Borrower, Capital Funding, LLC, a Maryland limited liability company (“Lender”) and the Secretary (as so amended, the “Agreement”). In the event of any conflict between any provision of this Rider and any other provision of the Agreement, the provision of this Rider shall be controlling. The Agreement is hereby amended and supplemented as follows:

A. Reserve Fund for Replacements. The following is hereby added to the end of the first subparagraph of paragraph 2(a) of the Agreement:

The amount of the monthly deposits to the reserve fund for replacements shall be subject to change in accordance with the requirements of the Secretary, but such change can be accomplished by a letter from HUD to the Owner and will not necessitate an amendment to the Agreement. In connection therewith, every ten (10) years, the mortgagee shall obtain a physical and capital needs assessment report for the Secretary to evaluate. The cost of such report may be paid from the reserve fund for replacements.

In addition to the required monthly deposits to the said reserve fund, Original Borrower made an initial deposit in an amount not less than $255,000.

B. Certain Matters Requiring Approval of the Secretary.

(1)	Paragraph 6(c) of the Agreement is hereby amended to read as follows:

(c) Convey, assign, or transfer any right to manage or receive the rents and profits from the mortgaged property.

(2)	The following is hereby added to the end of paragraph 6 of the Agreement:

(i)	Permit any conveyance, assignment, or transfer of any direct or indirect legal or beneficial interest in the Owners that requires approval of the Secretary under (i) the Secretary’s transfer of physical assets requirements and procedures or (ii) the Secretary’s previous participation approval requirements and procedures.

(j)	Enter into, or agree to the assignment of, any operating or commercial lease for all or part of the mortgaged property. As a condition of the Secretary’s approval of any operating lease or any assignment thereof, the lessee or assignee, as applicable, shall execute a regulatory agreement in form and substance satisfactory to the Secretary.

(k)	Enter into any amendment of any operating or commercial lease of all or any part of the mortgaged property that (i) reduces the rent or other payments due thereunder, (ii) increases the obligations of the Owners or the rights of the lessee, (iii) decreases the rights of the Owners or the obligations of the lessee, or (iv) alters any provision of such lease required by the Secretary to be included therein.

(l)	Use the mortgaged property for any purpose other than the Approved Use.

C. Management Contracts. Paragraph 9(a) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(a)	Any management contract involving the project entered into by any of the Owners or any lessee shall contain a provision that, in the event of default hereunder, it shall be subject to termination without penalty upon written request by the Secretary. Upon such request Owners shall immediately arrange to terminate such management contract within a period of not more than thirty (30) days and shall make arrangements satisfactory to the Secretary for continuing proper management of the project. In addition to the foregoing, in the event that a management agent is (or will be) the holder of the project’s license or is (or will be) the payee under one or more third-party payor agreements with respect to the project, the provisions of paragraphs 6(j) and 6(k) of this Agreement shall be applicable to such management agreement as and to the same extent as if such management agreement were an operating lease.

D. Financial Statements. Paragraph 9(e) of the Agreement is hereby amended to replace “sixty (60) days” with “ninety (90) days.”

E. Confidentiality of Resident/Patient Medical Records and Information. Paragraph 9(c) of the Agreement is hereby amended to add the following at its end:

(c)	. . . The obligations of Owners under this paragraph shall be limited to the extent necessary in order for Owners to comply with applicable laws regarding the confidentiality of resident/patient medical records and information.

F. Permits and Approvals. Paragraph 9(h) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu therefor:

(h)(1) The Owners shall at all times maintain in full force and effect, or cause the lessee or management agent (as applicable) to maintain in full force and effect, all certificates of need, bed authority, provider agreements, licenses, permits and approvals required to operate the project for the Approved Use (collectively, the “Permits and Approvals”). Without the prior written consent of the Secretary, none of the Permits or Approvals shall be conveyed, assigned, encumbered, transferred or alienated from the project. The Owners shall ensure that the project is at all times operated in accordance with the requirements of the Permits and Approvals.

(2)	The security agreement and UCC financing statements referred to in paragraph 9(i) below shall constitute, to the extent permitted by law, a first lien upon all of the Owners’ rights, titles and interest, if any, in the Permits and Approvals. However, in the event of either a monetary or other default under this agreement, the note, or the mortgage, the Owners shall cooperate in any legal and lawful manner necessary or required to permit the continued operation of the project for the Approved Use. For the intents and purposes herein, Owners hereby irrevocably nominate and appoint the Secretary, his/her successors and assigns, as their attorney-in-fact coupled with an interest to do all things necessary to continue to operate the project for the Approved Use including but not limited to the power and authority to provide any and all information and data, pay such fees as may be required, and execute and sign in the name of the Owners, their successors or assigns, any and all documents, to the extent that such information, data, fees and documents may be required by any governmental entity exercising jurisdiction over the project.

(3)	The Owners shall not alter, or suffer or permit the alteration of, any Permit or Approval, without the prior written approval of the Secretary. In the event that any such alteration is proposed, upon learning of such proposed alteration, the Owners will advise the Secretary and mortgagee promptly. The Owners will insert the foregoing requirements into any operating lease for the project.

(4)	The Owners shall deliver to the Secretary and the mortgagee, within ten (10) days after receipt thereof, copies of any and all notices, reports, surveys and other correspondence (regardless of form) received by the Owners from any governmental authority that includes any statement, finding or assertion that (i) the Owners, any lessee, any management agent or the project is or may be in violation of (or default under) any of the Permits or Approvals or any governmental requirements applicable thereto, (ii) any of the Permits or Approvals are to be terminated or not renewed or (iii) the Owners are, or any lessee, any management agent or the project is. subject to any governmental investigation or inquiry involving fraud. The Owners shall deliver to the Secretary and the mortgagee, simultaneously with delivery thereof to any governmental authority, any and all responses given by or on behalf of the Owners to such governmental authority and shall provide to the Secretary and the mortgagee, promptly upon request, such information regarding any of the foregoing as the Secretary or the mortgagee may request. The receipt by the Secretary or the mortgagee of notices, reports, surveys, correspondence and other information shall not in any way impose any obligation or liability on the Secretary, the mortgagee or their respective agents, representatives or designees to take (or refrain from taking) any action, and the Secretary, the mortgagee and their respective agents, representatives and designees shall have no liability for any action or failure to act thereon or as a result thereof.

G. Personal Property; Security Interests. The following is hereby added to the Agreement as paragraph 9(i):

(i)	The Owners shall suitably equip, or cause to be equipped, the project for its use and operation for the Approved Use. Except as otherwise approved in writing by the Secretary, the Owners shall grant to the mortgagee and the Secretary a first lien security interest in all personal property of the Owners as additional security for the obligations of the Owners under the note, mortgage and this agreement. Such security interest shall be evidenced by such security agreements as the mortgagee and/or the Secretary may require and, in connection therewith, the Owners shall execute and deliver such deposit account control agreements as may be required by the mortgagee and/or the Secretary. Owners hereby authorize each of the mortgagee and the Secretary to file such UCC financing statements and continuation statements as either of them may deem to be necessary or appropriate in connection with the foregoing security interest. The Owners shall not be permitted to grant any other liens on any of such personal property without the prior written approval of the mortgagee and the Secretary. If the project includes a skilled nursing home and is not subject to an operating lease, the Owners shall be permitted to pledge their accounts receivable to an accounts receivable lender in a manner approved by the mortgagee and the Secretary. In the event that the mortgagee and the Secretary grant such approval, (i) the holder(s) of such lien shall enter into an intercreditor agreement and a rider thereto with the mortgagee or the Secretary, or both, on such terms and conditions as may be required by the mortgagee and the Secretary and (ii) the Owners shall comply with any requirements imposed on them by the mortgagee or the Secretary (or either of them) in connection therewith.

H. Professional Liability Insurance. The following is hereby added to the Agreement as paragraph 9(j):

(j)	The Owners shall maintain, or cause the lessee or management agent (as applicable) to maintain, professional liability insurance that complies with the applicable requirements of the Secretary. Annually, the Owners shall provide, or cause the lessee or management agent (as applicable) to provide, to the Secretary and mortgagee, a certification of compliance with the Secretary’s professional liability insurance requirements as evidenced by an Accord or certified copy of the insurance policy.

I. Notices. Notices sent pursuant to Paragraph 11 of the Agreement may be sent by registered or certified mail, hand delivery or by a nationally recognized overnight delivery service.

J. Defined Terms. The following definitions are hereby added to paragraph 13 of the Agreement:

(l)	“rent,” “profits” and “income” shall include: all healthcare insurance receivables, rents, lease payments, revenues, charges, fees and assistance payments arising from the operation of the project, including but not limited to workers’ compensation, social security and other third-party reimbursement payments, Accounts Receivable (as defined in the Collateral Description for the Security Agreement and UCC-1 Financing Statement for the Mortgagor) and all payments and income arising from the operation of the project and/or the provision of services to residents or tenants thereof.

(m)	“Approved Use” means the use of the project as a 102-bed nursing home and such other uses as may be approved in writing from time to time by the Secretary based upon a request made by the Owners, lessee or management agent, but excluding any uses that are discontinued with the written approval of the Secretary.

IN WITNESS WHEREOF, Owners have executed this LEAN Rider to Regulatory Agreement as of January 10, 2012.

Signed, sealed and delivered in the	OWNERS:
presence of: /s/ Jennifer Hsieh Unofficial Witness Printed Name: Jennifer Hsieh Unofficial Witness /s/ Paul S. Baker	— G&E HC REIT II ROCKDALE SNF, LLC, a Delaware limited liability company By: /s/ Danny Prosky — Danny Prosky, Authorized Signatory

Printed Name: Paul S. Baker

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Notary Public Printed Name:
My Commission Expires:
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